Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

October 18, 2023

Mobile Infrastructure Corporation

30 W. 4th Street

Cincinnati, Ohio 4502

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel to Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Selling Securityholders (as defined in the Registration Statement) of (a) up to an aggregate of 37,156,865 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, consisting of (i) 3,937,246 shares of Common Stock (the “Legacy MIC Shares”) issued as merger consideration pursuant to the Merger Agreement (as defined in the Registration Statement) in connection with the consummation of the Merger (as defined in the Registration Statement), (ii) up to 2,553,192 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a warrant to purchase shares of Common Stock assumed by the Company in the Merger (the “Warrant”), (iii) 907,000 shares of Common Stock (the “Private Placement Shares”) issued upon the conversion of Class A ordinary shares, par value $0.0001 per share, of Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (“FWAC”), in connection with the Domestication (as defined below), (iv) 2,020,000 shares of Common Stock (the “Founder Shares”) issued upon the conversion of Class B ordinary shares, par value $0.0001 per share, of FWAC in connection with the Domestication, (v) 13,787,462 shares of Common Stock (the “Series 2 Preferred Conversion Shares”) issuable upon the conversion of 46,000 shares of Series 2 Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series 2 Preferred Stock”), inclusive of 1,253,404 Series 2 Preferred Conversion Shares issuable upon the conversion of Dividends (as defined in the Registration Statement), which Series 2 Preferred Stock was issued pursuant to the Preferred Subscription Agreements (as defined in the Registration Statement), and (vi) up to 13,951,965 shares of Common Stock (the “Common Units Shares” and, together with the Warrant Shares and the Series 2 Preferred Conversion Shares, the “Underlying Shares”) issuable upon the Company’s election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units (as defined in the Registration Statement), and (b) the Warrant. Of the Shares, (a) 6,864,246 Shares, comprised of 3,937,246 Legacy MIC Shares, 2,020,000 Founder Shares, and 907,000 Private Placement Shares, are issued and outstanding (the “Outstanding Shares”) and (b) 30,292,619 are Underlying Shares. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement other than as expressly stated herein.

Mobile Infrastructure Corporation

October 18, 2023

In connection with our opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. The Limited Liability Company Agreement (the “LLC Agreement”) of Mobile Infra Operating Company, LLC, a Delaware limited liability company (the “Operating Company”);

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company relating to, among other matters, (a) the issuance of the Legacy MIC Shares, the Warrant Shares, the Private Placement Shares, the Founder Shares, the Series 2 Preferred Conversion Shares and the Common Units Shares, (b) the Warrant Agreement (as defined herein) and the Merger Agreement and (c) the filing of the Registration Statement;

7. The Warrant Agreement, dated as of August 25, 2021, by and between Legacy MIC (as defined in the Registration Statement) and Color Up, LLC, a Delaware limited liability company (“Color Up”), as amended and restated by that certain Amended and Restated Warrant Agreement, dated as of August 29, 2023, by and between the Company and Color Up (as amended and restated, the “Warrant Agreement”);

8. The Merger Agreement;

9.  A certificate executed by an officer of the Company, dated as of the date hereof; and

Mobile Infrastructure Corporation

October 18, 2023

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no termination, waiver or amendment of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Outstanding Shares have not been, and the Underlying Shares will not be, issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VII of the Charter.

6. Upon the issuance of any of the Underlying Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. The Common Units have been duly authorized and validly issued by the Operating Company.

Mobile Infrastructure Corporation

October 18, 2023

8.  Each of the Merger Agreement, Warrant Agreement, Preferred Subscription Agreements and LLC Agreement have been duly authorized, executed and delivered by the parties thereto other than the Company, and constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of such parties in accordance with their respective terms.

9. We note that the Company was initially incorporated as FWAC under the laws of the Cayman Islands and was domesticated as a corporation in the State of Maryland in accordance with Title 3, Subtitle 9 of the Maryland General Corporation Law (the “MGCL”) (the “Domestication”). We have assumed all matters determinable under the laws of the Cayman Islands, including without limitation that (a) immediately prior to the Domestication, FWAC was duly organized, validly existing and in good standing under the laws of the Cayman Islands, (b) FWAC had full power, authority and legal right to domesticate in the State of Maryland pursuant to Title 3, Subtitle 9 of the MGCL, (c) the laws of the Cayman Islands permitted FWAC to domesticate in the State of Maryland pursuant to Title 3, Subtitle 9 of the MGCL, (d) the discontinuation of FWAC from the Cayman Islands was duly authorized by all necessary corporate action as provided in its governing documents and was duly effected in accordance with Cayman Islands law, (e) any and all consents, approvals and authorizations from applicable Cayman Island governmental authorities required to authorize and permit FWAC to domesticate in the State of Maryland pursuant to Title 3, Subtitle 9 of the MGCL were obtained, (f) the issued and outstanding ordinary shares of FWAC as an exempted company incorporated under the laws of the Cayman Islands immediately prior to the Domestication were validly issued, fully paid and nonassessable, and (g) all share issuances and documents related thereto that were authorized by FWAC prior to the Domestication were done in accordance with the applicable governing documents of FWAC as a Cayman Islands exempted company and the laws of the Cayman Islands.

We render this opinion only with respect to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

In connection with our opinion expressed in the paragraphs below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to the offer and sale of such shares of Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

Mobile Infrastructure Corporation

October 18, 2023

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. The Outstanding Shares have been duly authorized by all requisite corporate action of the Company and are validly issued, fully paid and non-assessable.

2. The issuance of the Warrant Shares has been duly authorized by all requisite corporate action of the Company and, when issued and delivered upon exercise of the Warrant in the manner and for the consideration stated in the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

3. The issuance of the Series 2 Preferred Conversion Shares has been duly authorized by all requisite corporate action of the Company and, when issued and delivered upon conversion of the Series 2 Preferred Stock in accordance with the Charter, the Series 2 Preferred Conversion Shares will be validly issued, fully paid and non-assessable.

4. The issuance of the Common Units Shares has been duly authorized by all requisite corporate action of the Company and, when issued and delivered upon the Company’s election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units in accordance with the LLC Agreement, the Common Units Shares will be validly issued, fully paid and non-assessable.

5. The Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of the Warrant Agreement.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 5 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Mobile Infrastructure Corporation

October 18, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are (a) “experts” within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (b) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP